Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTING FIRM

To the Board of Directors
Dune Energy, Inc.


We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form SB-2/A of (1) our report, dated March 24, 2006, relating to the financial statements of Dune Energy, Inc. as of December 31, 2005 and for each of the two years then ended. We also consent to the reference to our firm under the caption "Experts".



                                                    /s/ Malone & Bailey, PC
                                                    ----------------------------
                                                    Malone & Bailey, PC
                                                    www.malone-bailey.com


Houston, Texas
June 1, 2006



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